Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-134980, No. 333-127358, No. 333-123086, No. 33-79010, No. 333-01268, No. 333-09785, No. 333-35505, No. 333-35507 and No. 333-87334 on Form S-8, Registration Statements No. 333-137754, No. 333-133530, No. 33-82050, No. 333-01558 and No. 333-62321 on Form S-3 and Registration Statement No. 333-116153 on Form S-4 of our report dated March 9, 2006 relating to (1) the financial statements of OrthoLogic Corp. (a development stage company) as of December 31, 2005, and for the years ended December 31, 2005 and 2004 and for the period of August 5, 2004 (inception) through December 31, 2005 (the financial statements for the period of August 5, 2004 (inception) through December 31, 2005 are not presented separately herein) and (2) the financial statement schedule of OrthoLogic Corp. (a development stage company) for the year ended December 31, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the fact that OrthoLogic Corp. is in the development stage at December 31, 2005), appearing in this Annual Report on Form 10-K of OrthoLogic Corp. (a development stage company) for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE, LLP

Phoenix, Arizona
March 12, 2007